Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion in this Registration Statement of Direct Digital Holdings, Inc. on Form S-1 (Post-Effective Amendment No. 1) (File No. 333-261059) of our report dated March 31, 2022, with respect to our audits of the consolidated financial statements of Direct Digital Holdings, Inc. as of December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020, which report appears in the Prospectus, which is part of this Registration Statement.

/s/ Marcum llp

Marcum llp

Houston, Texas

April 8, 2022